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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                   May 7, 2007
                Date of Report (Date of earliest event reported)


                            QUAKER FABRIC CORPORATION
             (Exact name of registrant as specified in its charter)



       Delaware                        1 7023                    04-1933106
(State of incorporation)      (Commission File Number)        (I.R.S. Employer
                                                             Identification No.)

941 Grinnell Street, Fall River, Massachusetts                      02721
  (Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code             (508) 678-1951




       (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 1.02  Termination of a Material Definitive Agreement

On February 20, 2007 Quaker Fabric Corporation of Fall River ("Quaker"), a wholly-owned subsidiary of Quaker Fabric Corporation (the "Company"), entered into a purchase and sale agreement with respect to the Company's 245,000 square foot Plant C corporate headquarters facility located at 1082 Davol Street in Fall River, Massachusetts calling for the sale of this facility to Rosewood Management Associates, Inc., a Massachusetts corporation, (the "Buyer") for $4.7 million (the "P&S").

On April 30, 2007, Quaker and the Buyer agreed to extend the Inspection Period in the P&S to May 7, 2007 and the agreed-upon Closing Date of the transaction to May 21. On May 7, 2007, Buyer's counsel requested an extension of both the Inspection Period and the Closing Date under the P&S and, in the alternative, gave notice on behalf of the Buyer of the termination of the P&S. Quaker declined to provide any further extensions, confirmed that the P&S was terminated and made a written request to the Escrow Agent to arrange for a return of the Deposit under the P&S to the Buyer. For more information, reference is made to the Form 8-K filing made by the Company on February 20, 2007.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                             QUAKER FABRIC CORPORATION
                                                    (Registrant)



Date:  May 11, 2007                   /s/ Paul J. Kelly
                                      ------------------------------------------
                                          Paul J. Kelly
                                          Vice President - Finance and Treasurer